Exhibit 99.1

Arch Therapeutics Receives CE Mark Approval for AC5™ Topical Hemostat in Europe

Novel hemostatic wound dressing provides distinctive features

FRAMINGHAM, Mass., April 13, 2020 (GLOBE NEWSWIRE) -- Arch Therapeutics, Inc. (OTCQB: ARTH) ("Arch" or the "Company"), developer of novel liquid, gel and solid hemostatic and wound care devices, today announced receipt of the CE (Conformité Européenne) mark for its first-in-class wound care product, AC5TM Topical Hemostat (“AC5”).

The CE mark provides authorization to commercialize AC5 in Europe as a dressing and to control bleeding in skin wounds in both out- and in-patient settings.

Chief Executive Officer, Terrence W. Norchi, MD, said, "Experts continue to describe their desire for a hemostatic wound dressing with the broad array of features and benefits that AC5 offers. We expect earliest adoption to be in complicated acute surgical wounds as well as wounds that require better sharp debridement and wound bed preparation.”

AC5 is a clear, conformable therapy that can uniquely support chronic and complicated wounds across all phases of the healing continuum. AC5 contains a proprietary synthetic peptide that self-assembles into a contiguous physical-mechanical seal on tissue, where it becomes a nanofiber scaffold similar to the body’s native extracellular matrix.

Additional AC5 features include that it:

•	is hemostatic in the presence of anti-thrombotic therapy,
•	conforms to irregular wound geometry and provides a protective barrier,
•	has utility across all phases of wound healing,
•	contains no human or other animal sourced materials, and
•	it is naturally resorbed from the wound bed.

Norchi added, “Arch appreciates approval of the CE mark, especially considering the ongoing regulatory backlog in Europe due to changes in statutes and the current Covid-19-related encumbrances.”

In addition to the broad benefits described above, AC5 may allow clinicians to better treat wounds at the bedside and temporize wounds in patients who cannot access an operating room by providing critical protection and optimize the microenvironment for healing.

About Arch Therapeutics, Inc.

Arch Therapeutics, Inc. is a biotechnology company developing a novel approach to stop bleeding (hemostasis), control leaking (sealant) and manage wounds during surgery, trauma and interventional care. Arch is developing products based on an innovative self-assembling barrier technology platform with the goal of making care faster and safer for patients. Arch's development stage product candidates include AC5 Topical Gel, AC5 Topical Hemostat and AC5 Surgical Hemostat.1, 2

Notice Regarding Forward-Looking Statements

This news release contains “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, references to novel technologies and methods, our business and product development plans and projections, or market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with developing new products or technologies and operating as a development stage company, our ability to retain important members of our management team and attract other qualified personnel, our ability to raise the additional funding we will need to continue to pursue our business and product development plans, our ability to obtain required regulatory approvals, our ability to produce commercial quantities of our products within projected timeframes, our ability to develop and commercialize products based on our technology platform, and market conditions. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in the reports and other documents we file with the SEC, available at www.sec.gov.

Source: Arch Therapeutics, Inc.

Contact

ARTH Investor Relations

Toll Free: +1-855-340-ARTH (2784) (US and Canada)

Email: investors@archtherapeutics.com

Website: www.archtherapeutics.com

or

Richard Davis

Chief Financial Officer

Arch Therapeutics, Inc.

Phone: 617-431-2308

Email: rdavis@archtherapeutics.com

Website: www.archtherapeutics.com

1.	AC5 Surgical Hemostat is currently an investigational device limited by law to investigational use.

2.	AC5 and associated logos are trademarks and/or registered trademarks of Arch Therapeutics, Inc. and/or its subsidiaries.